SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
September 20, 2012
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 04-2870273
(Commission File Number) (I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 20, 2012 the Board of Directors of Independent Bank Corp. (the “Company”) and Rockland Trust Company (“Rockland Trust”) approved a revised Code of Ethics for the Company and its subsidiaries. The Code of Ethics was revised to delete the Non-Discrimination section because that topic is addressed, and updated as needed, in Rockland Trust's employee manual and other Human Resources policies and procedures.

A copy of the revised Code of Ethics has been posted to the Company's website and is attached as Exhibit 14.1.

Item 8.01 Other Events

On September 20, 2012 the Board of Directors of the Company and Rockland Trust separately approved a revised Compensation Committee Charter. The Compensation Committee Charter was primarily revised and updated to clarify the explicit authority retained by the Chief Executive Officer with respect to compensation matters.

A copy of the revised Compensation Committee Charter has been posted to the Company's website and is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.    Description
14.1        Code of Ethics

99.1	Compensation Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: September 25, 2012	BY:/s/Edward H. Seksay
Edward H. Seksay
General Counsel